Exhibit 10.22
KB HOME
2001 STOCK INCENTIVE PLAN
(as amended and restated on October 2, 2008)
     SECTION 1. Purpose. The purpose of the KB Home 2001 Stock Incentive Plan (the “Plan”) is to promote the success of KB Home (the “Company”) by providing a method whereby employees of the Company and its subsidiaries and other eligible participants may be encouraged to invest in the Common Stock, $1.00 par value, of the Company (“Common Stock”), increase their proprietary interest in its business, remain in the employ of the Company or its subsidiaries, and increase their personal interests in the continued success and progress of the Company. The Plan provides for the grant of Options that satisfy the requirements for treatment as Incentive Stock Options (“ISOs”) as defined under Section 422 of the Code or that are not intended to satisfy such requirements (“Non-Qualified Options”), as well as for certain other “Awards,” as defined below. The Plan is an amendment and restatement of the KB Home 2001 Stock Incentive Plan, which amendment and restatement shall be effective as of October 2, 2008 (the “Amendment Date”).
     SECTION 2. Definitions. As used in this Plan, the following terms shall have the indicated meanings:
     (a) Amendment Date: Amendment Date shall have the meaning set forth in Section 1 hereof.
     (b) Award: An award under this Plan of a Performance Stock Award, Restricted Stock Award, or Stock Unit Award.
     (c) Board: The board of directors of KB Home.
     (d) Code: The Internal Revenue Code of 1986, as amended from time to time. All references to the Code or any section thereof shall include the Treasury Regulations and other Department of Treasury guidance issued thereunder.
     (e) Committee: The Committee specified in Section 3(a) of this Plan.
     (f) Company: KB Home and its Subsidiaries.
     (g) Effective Date: Effective Date shall have the meaning set forth in Section 13(a) hereof.
     (h) Exchange Act: The Securities Exchange Act of 1934, as amended.

     (i) Fair Market Value: As of any given date, (a) if Shares are traded on a securities exchange, the closing price of a Share as reported in the Wall Street Journal for such date or, if no sale occurred on such date, for the first trading date immediately prior to such date during which a sale occurred; or (b) if Shares are not traded on a securities exchange, (i) the last sales price on such date (if Shares are then listed as a Global Market Issue under the NASDAQ Global Market System) or (ii) the mean between the closing representative bid and asked prices (in all other cases) for Shares on such date; or, if no sales prices or bid and asked prices, as applicable, are reported by a national quotation system, the first date immediately prior to such date on which sales prices or bid and asked prices, as applicable, are reported by a national quotation system; or (c) if Shares are not publicly traded, or with respect to any non-Share based Award or settlement of an Award, the fair market value established by the Committee acting in good faith.
     (j) Limited Stock Appreciation Right: A right granted pursuant to Section 6(b) to receive cash in certain circumstances with respect to a related Option.
     (k) Option: An Option is a right granted under Section 6(a) to purchase a number of shares of Common Stock at such exercise price, at such times, and on such other terms and conditions as are specified in or determined pursuant to the document(s) evidencing the Award.
     (l) Participant: An individual eligible under Section 5(a) to participate in this Plan.
     (m) Performance Objectives: With reference to a particular Option or Award, the objectives established by the Committee under various criteria, the satisfaction of which may result in the grant, issuance, retention and/or vesting of an Option, a Performance Stock Award or Stock Unit Award, or which may accelerate the release of shares of Common Stock from the restrictions of a Restricted Stock Award. The Performance Objectives may differ from Participant to Participant and from Award to Award, as determined by the Committee and specified in the applicable Award. For purposes of an Award that is intended to qualify as “qualified performance-based compensation” under Code Section 162(m), the term “Performance Objective” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (i) pre-tax income, (ii) after-tax income, (iii) cash flow, (iv) return on equity, (v) return on capital, (vi) earnings per share (including earnings before interest, taxes, depreciation and amortization), (vii) unit volume, (viii) net sales, (ix) service quality or (v) total shareholder return, in each case as determined in accordance with Generally Accepted Accounting Principles, if applicable.
     (n) Performance Stock Award: Performance Stock is an award of shares of Common Stock made under Section 7(a), the grant, issuance, retention and/or vesting of which is subject to such performance and other conditions as are expressed in the document(s) evidencing the Award.
     (o) Plan: The KB Home 2001 Stock Incentive Plan, as it may be amended from time to time.
     (p) Restricted Stock Award: Restricted Stock is a right granted under Section 7(b) to shares of Common Stock issued or issuable under the Plan but subject during specified periods of time to such conditions on vesting, restrictions on transferability and/or repurchase rights as are expressed in the document(s) evidencing the Award.
     (n) Section 409A: Section 409A of the Code and, for the avoidance of doubt only, the Treasury Regulations and other Department of Treasury guidance issued thereunder.
     (o) Stock Unit Award: An award granted under Section 8 of this Plan.
     (p) Subsidiary: Any corporation of which the Company owns, directly or indirectly, fifty percent (50%) or more of the voting or capital stock, or any partnership or other entity of which the Company owns, directly or indirectly, a fifty percent (50%) or more participating interest or the general partner of which is a Subsidiary.
     (q) Tax Date: The date on which taxes of any kind are required by law to be withheld with respect to shares of Common Stock subject to an Option or Award.
     SECTION 3. Administration.
     (a) The Plan shall be administered by the Board and/or by a committee of the Board, as appointed from time to time by the Board (the “Committee”). The Board shall fill vacancies on, and from time to time may remove or add members to, the Committee. The Committee shall act pursuant to a majority vote or unanimous written consent. The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of the Plan, and may grant authority to such persons to issue and/or execute agreements or other documents under this Plan on behalf of the Committee or the Company.
     (b) The Committee shall have full power and authority, subject to applicable law, the terms of the Plan, and such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be issued or adopted by the Board, to grant to eligible persons Options, Limited Stock Appreciation Rights and Awards pursuant to the provisions of the Plan, to fix the exercise price and other terms of Options, to fix the terms of any Performance Stock Award and/or Restricted Stock Award in a manner consistent with the terms of Section 7, to fix the terms of any Stock Unit Award in a manner consistent with the terms of Section 8, to prescribe, amend and rescind rules and regulations, if any, relating to the Plan, to interpret the provisions of the Plan, Options, Limited Stock Appreciation Rights and Awards issued under the Plan, to amend such Options, Limited Stock Appreciation Rights and Awards from time to time subject to the provisions of the Plan, and to supervise the administration of the Plan. All decisions made by the Committee pursuant to the provisions of the Plan and related orders or resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, stockholders, employees and optionees.
     (c) Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with any claim, action, suit or proceeding to which he or she may be a party by reason of any action taken or any failure to act under the Plan. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, or as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
     SECTION 4. Shares Subject to the Plan.
     (a) The shares to be delivered upon exercise of Options or Limited Stock Appreciation Rights granted under the Plan or pursuant to Awards, may be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market or in private transactions.
     (b) Subject to adjustments made pursuant to the provisions of Section 4(d) and this Section 4(b), the aggregate number of shares reserved for issuance upon the exercise of Options and pursuant to Awards which may be granted under the Plan shall not exceed 4,200,000 shares of Common Stock. The aggregate number of shares of Common Stock issued under this Plan shall equal only the number of shares actually issued upon exercise or settlement of an Option or vesting or settlement of any Award and not returned to the Company upon cancellation, expiration or forfeiture of Options and Awards or delivered (either actually or by attestation) in payment or satisfaction of the exercise price, purchase price or tax obligation of Options and Awards.
     (c) The aggregate number of shares of Common Stock issued and issuable pursuant to ISOs may not exceed 4,200,000 shares. The maximum number of shares of Common Stock subject to Options granted during any calendar year to any one Participant shall not exceed 1,000,000. The maximum number of shares of Common Stock subject to Awards (other than Stock Units issued or issuable upon exercise of Options) that may be granted during any calendar year to any one Participant shall not exceed 500,000 in the aggregate.
     (d) In the event of any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar corporate event affecting the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available to Participants under this Plan, the Committee shall make appropriate proportional adjustments to any or all of (1) the number and kind of shares which thereafter may be awarded or optioned and sold or made the subject of Limited Stock Appreciation Rights under the Plan, (2) the number and kind of shares subject to outstanding Options and Awards, and Limited Stock Appreciation Rights, and (3) the exercise price with respect to any of the foregoing and/or, if deemed appropriate, make provision for a cash payment to a Participant, including to reflect such an event occurring prior to an Option or Award, the grant of which was intentionally deferred in anticipation of such event; provided, however, that the number of shares subject to any Option or Award shall always be a whole number. Any adjustment under this Section 4(d) shall be made only to the extent that such adjustment will not cause a violation of the requirements of Section 409A.
     SECTION 5. Eligibility and Extent of Participation.
     (a) The persons eligible to receive Awards, Options and associated Limited Stock Appreciation Rights under the Plan shall consist of employees or prospective employees of the Company and consultants or advisors of the Company who, in the Committee’s judgment, can make substantial contributions to the Company’s long-term profitability and value. For purposes of the administration of previously granted Options and Awards, the term “Participant” shall also include a former Participant and any permitted transferee (including any trust, partnership or estate) of a Participant or former Participant.
     (b) Subject to the limitations of the Plan, the Committee shall, after such consultation with and consideration of the recommendations of management as the Committee considers desirable, select from eligible persons those Participants to be granted Options and Awards and determine the time when each Option and Award shall be granted, the number of shares subject to each Option and Award and whether Limited Stock Appreciation Rights should be granted in connection with such Option, the number of shares for each Award and the restrictions associated with such Award. Subject to the provisions of Section 4, both Options and Awards may be granted to the same Participant.
     SECTION 6. Grants of Options and Limited Stock Appreciation Rights.
     (a) Grant of Options. Options on shares of Common Stock may be granted to Participants by the Committee from time to time at its sole discretion, provided that no Option may be granted to a Participant unless the Company is an “eligible issuer of service recipient stock” within the meaning of Section 409A with respect to such Participant. Options intended to qualify as ISOs pursuant to Code Section 422 and Non-Qualified Options which are not intended to qualify as ISOs may be granted as the Committee in its sole discretion shall determine. Each Option grant shall contain such terms and conditions as may be approved by the Committee. Subject to the terms of the Plan, the Committee may establish provisions regarding (1) the number of shares of Common Stock which may be issued upon exercise of the Option, (2) the purchase price of the shares of Common Stock and the means of payment for the shares of Common Stock, (3) the term of the Option, (4) such terms and conditions of exercisability as may be determined from time to time by the Committee, (5) restrictions on the transfer of the Option and forfeiture provisions, and (6) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee. The grant of an Option shall not constitute or be evidence of any agreement or other understanding, express or implied, on the part of the Company or any Subsidiary to employ an individual for any specific period.
     (b) Grant of Limited Stock Appreciation Rights in the Event of Change of Ownership. If deemed by the Committee to be in the best interests of the Company, any Option granted on or after the Effective Date of the Plan may include a Limited Stock Appreciation Right at the time of grant of the Option. Unless otherwise specified, any reference in this Plan to an Option or

Options shall include any associated Limited Stock Appreciation Right. Such Limited Stock Appreciation Rights shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, provided that:
          (1) A Limited Stock Appreciation Right shall be exercisable only during the ninety-one (91) day period specified in the last sentence of Section 9(a), provided, however, that except in connection with a Change of Ownership, no Limited Stock Appreciation Right granted to a Participant who is subject to Section 16 of the Exchange Act shall be exercisable within six (6) months of the date of its grant; and
          (2) A Limited Stock Appreciation Right shall, upon its exercise, entitle the optionee to whom such Limited Stock Appreciation Right was granted to receive an amount of cash equal to the amount by which the the Fair Market Value per share of Common Stock on the date of exercise of such Limited Stock Appreciation Right shall exceed the exercise price of the associated Option, multiplied by the number of shares of Common Stock with respect to which such Limited Stock Appreciation Right shall have been exercised. Upon the exercise of a Limited Stock Appreciation Right, any associated Option shall cease to be exercisable to the extent of the shares of Common Stock with respect to which such Limited Stock Appreciation Right was exercised. Upon the exercise or termination of an associated Option, any related Limited Stock Appreciation Right shall terminate to the extent of the shares of Common Stock with respect to which such associated Option was exercised or terminated.
     (c) Exercise Price.
          (1) The price at which each share of Common Stock may be purchased upon exercise of a particular Option shall be as specified by the Committee, in its sole discretion, but in no event shall the exercise price be less than 100% of the Fair Market Value of a share of Common Stock at the time such Option is granted, except that the Committee may specifically provide that the exercise price of an Option may be higher or lower in the case of an Option granted to employees of a company acquired by the Company in assumption and substitution of options held by such employees at the time such company is acquired, provided that such assumption and substitution shall not cause a violation of the requirements of Section 409A.
          (2) Unless approved by shareholders and subject to adjustment pursuant to Section 4(d), the exercise price of any Option previously awarded under the Plan may not be adjusted downward, whether through amendment, cancellation or replacement grants, or by any other means.
          (3) If the Committee, in its discretion, shall deem it desirable, and subject to the requirements of Section 409A, if applicable, the grant of an Option may be made conditional upon the receipt of a payment therefor by the optionee or upon the optionee agreeing to forego receipt of an amount of other compensation. Such condition and the terms and conditions as to its satisfaction may also provide for the reimbursement to the optionee of any part or all of such payment under such circumstances as the Committee may specify.
     (d) Exercise.

          (1) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify, provided, however, that except in connection with a Change of Ownership, (i) Options granted to Participants who are subject to Section 16 of the Exchange Act shall not become exercisable within six (6) months from the date of grant and (ii) in no event may any Option granted hereunder be exercisable after the expiration of 15 years from the date of such grant. Subject to the foregoing, each Option grant shall specify the effect thereon of the death, retirement or other termination of employment of the optionee. In addition, the Committee may impose such other conditions with respect to the exercise of Options, including without limitation, any relating to the application of Federal or state securities laws, as it may deem necessary or advisable.
          (2) No shares shall be delivered pursuant to any exercise of an Option until the Participant has made payment in full of the option price therefor or provision for such payment satisfactory to the Committee. The exercise price of an Option may be paid in cash or certified or cashiers’ check or by delivery (either actually or by attestation) of shares of Common Stock that have been acquired or held by the Participant in such manner as to not result in an accounting charge. To the extent authorized by the Committee, either at the time of grant or at the time of exercise of an Option, the exercise price of an Option also may be paid through one of more of the following: (i) shares of capital stock of the Corporation, (ii) other property deemed acceptable by the Committee, (iii) a reduction in the number of shares or other property otherwise issuable pursuant to such Option, (iv) a promissory note of or other commitment to pay by the Participant or of a third party, the terms and conditions of which shall be determined by the Committee, or (v) any combination of the foregoing. No optionee or the legal representative, legatee or distributee of an optionee shall be deemed to be a holder of any shares subject to any Option prior to the issuance of such shares upon exercise of such Option.
     (e) Transferability of Options. Unless the documents evidencing the grant of an Option (or an amendment thereto authorized by the Committee) expressly states that the Option is transferable as provided hereunder, no Option granted under the Plan may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner, other than by will or the laws of descent and distribution. The Committee may in its sole discretion grant an Option or amend an outstanding Option to provide that the Option is transferable or assignable to a member or members of the Participant’s “immediate family,” as such term is defined under Exchange Act Rule 16a-1(e), or to a trust for the benefit solely of a member or members of the Participant’s immediate family, or to a partnership or other entity whose only owners are members of the Participant’s family, provided that (1) no consideration is given in connection with the transfer of such Option, and (2) following any such transfer or assignment the Option will remain subject to substantially the same terms applicable to the Option while held by the Participant, as modified as the Committee in its sole discretion shall determine appropriate, and the transferee shall agree to be bound by such terms.
     (f) Evidence of Grant; Other Terms and Conditions. All Options shall be evidenced by an award agreement between the Company and the Participant. Such award agreement shall include such additional provisions not inconsistent with the Plan as may be specified by the Committee. The Committee shall determine the number of Shares subject to an Option and the exercise price of such Option on or before the date of grant of such Option, and shall not amend an Option to reduce the per Share exercise price (except as permitted by Section 4(d) hereof), extend the exercise period of an Option beyond the earlier of the latest date upon which the Option could have expired by its original terms under any circumstances or the tenth anniversary of the date of grant of such Option, or otherwise modify such Option or add any feature for the deferral of compensation in any manner that would cause a violation of the requirements of Section 409A.
     SECTION 7. Performance Stock Awards and Restricted Stock Awards.
     (a) Performance Stock Awards. Subject to the terms of this Plan, Performance Stock Awards may be granted to Participants by the Committee from time to time at its sole discretion. Performance Stock Awards shall consist of an award of shares of Common Stock, the grant, issuance, retention and/or vesting of which shall be subject to such Performance Objectives, and to such further terms and conditions as the Committee deems appropriate. Each Performance Stock Award shall contain provisions regarding (1) the number of shares of Common Stock subject to such Award or a formula for determining such, (2) the performance criteria and level of achievement versus these criteria which shall determine the number of shares of Common Stock granted, issued, retainable and/or vested, (3) the period as to which performance shall be measured for determining achievement of such performance criteria (a “Performance Period”), (4) forfeiture provisions, and (5) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee. The grant, issuance, retention and/or vesting of each Performance Stock Award shall be subject to such performance criteria and level of achievement versus these criteria as the Committee shall determine, which criteria may be based on financial performance and/or personal performance evaluations. Notwithstanding anything to the contrary herein, the performance criteria for any Performance Stock that is intended by the Committee to satisfy the requirements for “qualified performance-based compensation” under Code Section 162(m) shall be a measure based on one or more Performance Objectives selected by the Committee and specified at the time the Performance Stock Award is granted. Notwithstanding anything in this Plan to the contrary, Performance Stock Awards may provide that upon satisfaction of Performance Objectives the shares subject to the Award are subject to such further holding periods and/or restrictions on transferability as the Committee may provide. Any Performance Stock Award shall comply with, or be exempt from, the requirements of Section 409A.
     (b) Restricted Stock Awards. Subject to the terms of this Plan, Restricted Stock Awards may be granted to Participants by the Committee from time to time at its sole discretion. Restricted Stock consists of shares of Common Stock which are registered or are issuable by the Company in the name of a Participant in exchange for such cash or other consideration, if any, as determined by the Committee. Restricted Stock shall be subject during specified periods of time to such conditions to vesting, to restrictions on their sale or other transfer by the Participant and/or to repurchase rights as may be determined by the Committee, consistent with the terms of the Plan. The transfer and sale of shares of Common Stock pursuant to Restricted Stock Awards shall be subject to the following terms and conditions:
          (1) The number of shares of Common Stock to be transferred or sold by the Company to a Participant pursuant to a Restricted Stock award shall be determined by the Committee.
          (2) Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which shares of Restricted Stock shall be sold or awarded to a Participant, which may vary from time to time and among Participants and which may be below the Fair Market Value of such Shares at the date of grant.
          (3) All shares of Common Stock transferred or sold as Restricted Stock hereunder shall be subject to such restrictions or conditions as the Committee may determine, including, without limitation any or all of the following: (i) a prohibition against the sale, transfer, pledge or other encumbrance of the Shares, such prohibition to lapse at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such Shares, or otherwise); (ii) a requirement that the holder of shares of Common Stock forfeit or resell back to the Company at a price specified by the Committee (which price may be more than the price, if any, paid by the Participant for such Shares) all or part of such shares of Common Stock in the event of termination of employment during any period in which such shares of Common Stock are subject to conditions; (iii) such other conditions or restrictions as the Committee may deem advisable; and (iv) any applicable Performance Objectives which, if achieved, shall cause acceleration of the lapsing of restrictions imposed upon all or part of the shares covered by the Restricted Stock Award.
Notwithstanding anything else in this Plan to the contrary, the restrictions set forth in Section 7(b)(3) shall not lapse with respect to a Restricted Stock Award before the second anniversary of the date of grant of such Restricted Stock Award, provided, however, that the Committee, in its sole discretion, may designate that such restrictions shall lapse upon the achievement of Performance Objectives. Subject to the preceding sentence, once established, Performance Objectives and the terms under which the lapsing of restrictions may be accelerated may be changed, adjusted or amended by the Committee in its sole discretion. Notwithstanding anything in this Plan to the contrary, Restricted Stock Awards may provide that upon the lapsing of restrictions set forth above, the shares subject to the Award may be subject to such further holding periods and/or restrictions on transferability as the Committee may provide.
     (c) Settlement of Awards. To the extent that any Performance Share Award or Restricted Stock Award provides for shares to be issued, or the Award to be otherwise settled, later than the date of grant of such Award, such issuance or settlement shall occur within 60 days after the date on which such Award shall vest. The Committee may provide for any Performance Share Award or Restricted Stock Award to be settled at such other time as it determines appropriate, provided that in no event shall any such Award be settled after the later of: (i) the 15th day of the third month following the end of the Participant’s taxable year in which the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s first taxable year in which the Award is no longer subject to a substantial risk of forfeiture.
     (d) Rights with Respect to Shares. Unless the terms of the Award provide otherwise, unless and until shares subject to the Award are forfeited pursuant to the terms of this Plan or the Award, a Participant shall have the right to vote and to receive dividends and other distributions on shares subject to a Performance Stock Award or Restricted Stock Award, subject, however, to the terms, conditions and restrictions described in this Plan and the Award.
     (e) Escrow. Shares of Common Stock issued pursuant to a Performance Stock Award or Restricted Stock Award may be held in escrow by the Company until such time as the Committee shall have determined that the restrictions set forth in Section 7 have lapsed or until the shares subject to such Performance Stock Award or Restricted Stock Award are forfeited pursuant to their terms.
     (f) Restrictive Legends. Certificates for shares of Common Stock delivered pursuant to Performance Stock Awards or Restricted Stock Awards may bear an appropriate legend referring to the terms, conditions and restrictions described in this Plan and in the applicable Award. Any attempt to dispose of any such shares of Common Stock in contravention of the terms, conditions and restrictions described in this Plan or in the applicable Award shall be ineffective. Any shares of Common Stock of the Company or other property, including cash, received by a Participant as a dividend or as a result of any stock split, combination, exchange of shares, reorganization, merger, consolidation or similar event with respect to shares of Common Stock received pursuant to a Performance Stock Award or Restrictive Stock Award shall have the same status and bear the same legend and be held in escrow pursuant to Section 7(d) as the shares received pursuant to the Performance Stock Award or Restricted Stock Award unless otherwise determined by the Committee at the time of such event.
     (g) Designation of Beneficiaries. A Participant may designate a beneficiary or beneficiaries to receive such Participant’s Common Stock hereunder in the event of such Participant’s death, and may, at any time and from time to time, change any such beneficiary designation. All beneficiary designations and changes therein shall be in writing and shall be effective if and when delivered to the Committee during the lifetime of the Participant.
     (h) Discretionary Adjustments. Notwithstanding satisfaction of any Performance Objectives, the number of shares of Common Stock granted, issued, retainable and/or vested under a Performance Stock Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine. The Committee may make adjustments or modifications, and its determination thereof shall be conclusive, in any applicable Performance Objectives to give effect to the intent of this Plan in connection with any event affecting the performance criteria established as the Performance Objectives, including without limitation, any reorganization, recapitalization, merger, consolidation, offering of additional shares of Common Stock or other change in the Company’s shareholders’ equity by means other than earnings, or any similar event, provided that any such adjustment or modification shall be made only to the extent that it will not cause a violation of the requirements of Section 409A. The grant of an Award shall not constitute or be evidence of any agreement or other understanding, express or implied, on the part of the Company or any Subsidiary to employ an individual for any specific period.
     SECTION 8. Stock Unit Awards

     (a) Grant of Stock Unit Awards. The Committee shall have authority to grant to Participants Stock Unit Awards, the value of which is based, in whole or in part, on the value of Common Stock. Each “Stock Unit” shall consist of a bookkeeping entry representing an amount equivalent to the Fair Market Value of one share of Common Stock. Such Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Committee. Stock Units may be granted as additional compensation or in lieu of any other compensation, as specified by the Committee, provided that Stock Units shall not be granted in substitution for or payment of any Award or other compensation in a manner that causes a violation of the requirements of Section 409A. Subject to the provisions of the Plan, Stock Unit Awards shall be subject to such terms, restrictions, conditions, vesting requirements and payment rules as the Committee may determine in its sole discretion.
     (b) Transferability of Stock Units. Unless the Stock Unit Award (or an amendment thereto authorized by the Committee) expressly states otherwise, any shares of Common Stock which are part of a Stock Unit Award shall not be assigned, sold transferred, pledged or otherwise encumbered before the date on which the shares are issued.
     (c) Settlement of Stock Units. Settlement of Stock Units shall be made by issuance of Common Stock (unless provided otherwise by the Committee at the time of grant).and shall occur within 60 days after the date on which such Stock Units shall vest. The Committee may provide in the terms of the Stock Unit Award for Stock Units to be settled in cash (in the sole discretion of the Company) and to be settled at such other times as it determines appropriate, provided that in no event shall any Stock Unit be settled after the later of: (i) the 15th day of the third month following the end of the Participant’s first taxable year in which the Stock Unit is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s first taxable year in which the Stock Unit is no longer subject to a substantial risk of forfeiture. The amount of shares of Common Stock, or other settlement medium, to be so distributed may be increased by an interest factor or by dividend equivalents, which may be valued as if reinvested in Common Stock. Until a Stock Unit is settled, the number of shares of Common Stock represented by a Stock Unit shall be subject to adjustment pursuant to Section 4(d).
     SECTION 9. Special Rules.
     (a) Notwithstanding anything to the contrary in this Plan, unless otherwise specifically determined by the Committee at the time of grant, all Options theretofore granted and not fully exercisable shall become exercisable in full and the restrictions on all outstanding Awards shall lapse upon the occurrence of a Change of Ownership. A “Change of Ownership” shall be deemed to have occurred if either (1) individuals who, as of the Effective Date of this Plan, constitute the Board of Directors of the Company (the “Board of Directors” generally and as of the Effective Date, the “Incumbent Board”) cease for any reason to constitute at least a majority of the directors constituting the Board of Directors, provided that any person becoming a director subsequent to the Effective Date of this Plan whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least three-quarters (3/4) of the then directors who are members of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is (i) in connection with the acquisition by a third person, including a “group” as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Act”), of beneficial ownership, directly or indirectly, of 20% or more of the combined voting securities ordinarily having the right to vote for the election of directors of the Company (unless such acquisition of beneficial ownership was approved by a majority of the Board of Directors who are members of the Incumbent Board), or (ii) in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board, or (2) the Board of Directors (a majority of which shall consist of directors who are members of the Incumbent Board) has determined that a Change of Ownership triggering the exercisability of Options and the lapse of restrictions on Awards as described in this Section 10 shall have occurred. Options which become fully exercisable by reason of events specified in clauses (1) or (2) shall remain exercisable for 90 days following the date on which they become so exercisable, after which they will revert to being exercisable in accordance with their original terms, provided, however, that no Option which has previously been exercised or has expired or otherwise terminated shall become exercisable by virtue of this Section nor shall this Section permit exercise of any option during the portion, if any, of such 90 day period which follows the termination or expiration of any such Option.
     (b) For purposes of this Plan and any Option or Award hereunder, termination of employment shall not be deemed to occur upon the transfer of any optionee from the employ of the Company to the employ of any Subsidiary or affiliate. For purposes of this Plan, “affiliate” means (1) any entity 50% or more of the voting interest in which is owned, directly or indirectly, by an entity which owns, directly or indirectly, 50% or more of the voting interest in the Company and (2) any entity which owns, directly or indirectly, 50% or more of the voting interest in the Company.
     (c) Either at the time an Award is granted or by subsequent action, the Committee may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any shares issued under an Award, including without limitation (i) restrictions under an insider trading policy, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participants, and (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers.
     (d) The existence of outstanding Awards (including any Options) shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of shares or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as herein expressly provided, (i) the issuance by the Company of shares of stock or any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (ii) the payment of a dividend in property other than Common Stock, or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares subject to Options theretofore granted or the purchase price per share, unless the Committee shall determine in its sole discretion that an adjustment is necessary to provide equitable treatment to Participant.
     SECTION 10. Delivery of Shares. No shares of Common Stock shall be delivered pursuant to an Award or any exercise of an Option until the requirements of such laws and regulations as may be deemed by the Committee to be applicable thereto are satisfied.
     SECTION 11. Financing and Withholding.
     (a) Withholding of Taxes. As a condition to the making of an Award, to the lapse of the restrictions pertaining to an Award, to the transfer of shares issued under an Award or to the delivery of shares in connection with the exercise of an Option, the Company may require the Participant to pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any taxes of any kind required by law to be withheld with respect to such shares of Common Stock.
     (b) Financing. If requested by a Participant who exercises an Option or who has received shares of Common Stock pursuant to an Award, the Committee may in its discretion provide financing to the Participant in a principal amount sufficient for the purchase of shares of Common Stock pursuant to such Option exercise or under such Award, and/or to pay the amount of taxes required by law to be withheld with respect to such Option exercise or such receipt of shares of Common Stock. Any such loan shall be subject to all legal requirements, and restrictions pertinent thereto, including if applicable, Regulation G promulgated by the Federal Reserve Board. The grant of an Option or Award shall in no way obligate the Company or the Committee to provide any financing whatsoever upon the lapse of restrictions on shares or the exercise of such Option.
     (c) Withholding of Shares.
          (1) If requested by a Participant who acquires shares of Common Stock upon the exercise of an Option or who has received Common Stock pursuant to an Award with respect to which the restrictions shall have lapsed, the Committee may in its discretion permit the Participant to satisfy any tax withholding obligations, in whole or in part, by having the Company withhold a portion of such shares with a value equal to the amount of taxes required by law to be withheld, based on the applicable minimum statutory withholding rates.
          (2) Requests by a Participant to have shares of Common Stock withheld shall be (i) made prior to the Tax Date and (ii) irrevocable.
     SECTION 12. Amendments, Suspension or Discontinuance. The Board of Directors may amend, suspend or discontinue the Plan or any Option or Award granted under the Plan.

Notwithstanding the foregoing, except as permitted by Section 4(c), the Board may not, without prior approval of the shareholders of the Company, make any amendment which operates (a) to reduce the exercise price of outstanding Options or amend the provisions of Section 6(c)(2) relating to repricing Options, (b) to materially increase the total number of shares of Common Stock which may be delivered in respect of Awards or on exercise of Options granted under the Plan, (c) to extend the maximum option period or the period which Options or Awards may be granted under the Plan or (d) to reduce the minimum permissible Option exercise price.
     SECTION 13. Term of Plan.
     (a) Effective Date. The Plan became effective on February 1, 2001, the date the Plan was approved and adopted by the Board (the “Effective Date”), and was subsequently approved by the Company’s shareholders. This amendment and restatement shall be effective as of the Amendment Date as defined herein.
     (b) Expiration Date. The Plan will expire on, and no Option or Award shall be granted under the Plan after, the date that is ten (10) years after the date on which the Plan was approved by the Company’s shareholders or after such earlier date as the Committee may decide, in its sole discretion.
     SECTION 14. Option Grants by Subsidiaries. In the case of a grant of an option to any Participant by a Subsidiary, such grant may, if the Committee so directs, be implemented by the Company issuing any subject shares to the Subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Subsidiary will transfer the shares to the optionholder in accordance with the terms of the option specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such option may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Committee shall determine.
     SECTION 15. Liability of the Company. The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Eligible Person or other persons as to:
     (a) The Non-Issuance of Shares. The non-issuance or sale of shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and
     (b) Tax Consequences. Any tax consequence expected, but not realized, by any Participant, Eligible Person or other person due to the receipt, exercise or settlement of any option or other Award granted hereunder.
     SECTION 16. Non-Exclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
     SECTION 17. Section 409A.
     (a) To the extent that the Committee determines that any Option or Award granted under the Plan is subject to Section 409A, the award agreement evidencing such Option or Award shall comply with the requirements of Section 409A. To the extent applicable, the Plan and award agreements shall be interpreted in accordance with Section 409A, including without limitation any Treasury Regulations or other Department of Treasury guidance that may be issued or amended after the Effective Date or the Amendment Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Option or Award may be subject to Section 409A, including such Department of Treasury guidance as may be issued after the Effective Date or the Amendment Date, the Committee may adopt such amendments to the Plan and the applicable award agreement or adopt other policies and procedures (including amendments, policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Committee determines are necessary or appropriate to (i) exempt the Option or Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Option or Award, or (ii) comply with the requirements of Section 409A.
     (b) If, at the time of a Participant’s “separation from service” (within the meaning of Section 409A), (i) such Participant is a “specified employee” (within the meaning of Section 409A as determined annually by the Committee in accordance with the methodology specified by resolution of the Board or the Committee and in accordance with Section 1.409A-1(i) of the Treasury Regulations) and (ii) the Company shall make a good-faith determination that an amount payable pursuant to an Option or Award constitutes “deferred compensation” (within the meaning of Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to preserve the tax treatment intended for such payment or to avoid additional tax, interest, or penalties under Section 409A, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period. Such amount shall be paid without interest, unless otherwise determined by the Committee, in its sole discretion, or as otherwise provided in any applicable agreement between the Company and the relevant Participant.
     (c) For purposes of this Plan, whether a “separation from service” within the meaning of Section 409A has occurred shall be determined in accordance with Section 1.409A-1(h) of the Treasury Regulations. Without limiting the foregoing, (i) for a Participant who provides services to the Company as an employee, a separation from service shall be deemed to occur when a Participant has experienced a termination of employment with the Company, and the facts and circumstances indicate that the Participant and the Company reasonably anticipate that either (A) no further services will be performed for the Company after a certain date or (B) the level of bona fide services the Participant will perform for the Company after such date (whether as an employee or as an independent contractor) will permanently decrease to no more than 20% of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services to the

Company if the Participant has been providing services to the Company less than 36 months); and (ii) for a Participant who provides services to the Company as an independent contractor, a separation from service shall be deemed to occur upon expiration of all contracts under which services are performed for the Company, provided that such expiration constitutes a good-faith and complete termination of the contractual relationship between the Participant and the Company, and provided, further, that for a Participant who provides services to the Company as both an employee and an independent contractor, a separation from service shall generally not occur until the Participant has ceased providing services for such Company as both an employee and an independent contractor pursuant to clauses (i) and (ii) of this sentence. For purposes of determining whether a separation from service has occurred, services performed for the Company shall include services performed both for the Company and for any other corporation that is a member of the same “controlled group” of corporations as the Company under Section 414(b) of the Code or any other trade or business (such as a partnership) that is under common control with the Company as determined under Section 414(c) of the Code, in each case as modified by Section 1.409A-1(h)(3) of the Treasury Regulations and substituting “at least 50 percent” for “at least 80 percent” each place it appears in Section 1563(a) of the Code or Section 1.414(c)-2 of the Treasury Regulations.
     (d) A Participant shall be solely responsible and liable for the satisfaction of all taxes, interest, and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Option or Award (including any taxes, interest, and penalties under Section 409A), and neither the Company nor its affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes, interest, or penalties.